Exhibit 10.3

SECURITY AGREEMENT

This Security Agreement (this “Agreement”) is made on July 22, 2024 (“Effective Date”) by PINEAPPLE ENERGY, INC., a Minnesota corporation having an office located at 10900 Red Circle Drive, Minnetonka, Minnesota 55343 (“Debtor”) in favor of CONDUIT CONDUIT CAPITAL U.S. HOLDINGS LLC, a Delaware limited liability company having an office located at 1451 Fort Cassin Road, Ferrisburg, Vermont 05456 (“Secured Party”).

RECITALS

WHEREAS, Secured Party has agreed to make advances and extend loans (the “Loans”) to Debtor in an aggregate principal amount not to exceed sum of One Million ($1,000,000.00) Dollars in accordance with that certain line of Secured Credit Agreement between Debtor and Debtor of even date herewith (the “Credit Agreement”); and

WHEREAS, simultaneous with the execution of this Agreement, Debtor is executing and delivering to Secured Party that certain Secured Promissory Note (the “Note”) of even date herewith, a copy of which is attached hereto as Annex 1 and made a part hereof; and

WHEREAS, to secure the rights of Secured Party pursuant to the Note and the Credit Facility Agreement, Debtor is granting Secured Party a first priority lien and security interest in all of Debtor’s assets and properties on the terms specified in this Agreement.

1.          Definitions.

1.1. “UCC” means the Uniform Commercial Code of the State of Minnesota or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.

1.2. All terms used in this Agreement which are defined in the UCC shall have the meanings that are ascribed to them in the UCC.

1.3. “Account Debtor” means any Person obligated to pay monies to Debtor.

1.4. “Affiliate” means with respect to any specified Person, means any Person which is controlling, controlled by, or under common control with, directly or indirectly, such specified Person, and, if the Person referred to is a natural Person, any member of such Person’s spouse, parent, sibling or descendants, including any trusts where the beneficiaries of the trust consist solely of such Person’s spouse, parent, sibling or descendants. The term “control” (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause

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the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

1.5. “Collateral” means all properties, assets and rights of the Debtor, wherever located, whether now owned or hereafter acquired or arising, including without limitation all Accounts, Cash, Chattel Paper, Equipment, General Intangibles, Goods, Inventory (including vehicles), Instruments, and Software and all proceeds and products thereof and all accessions thereto, all substitutions and replacements therefor, all rents and profits of each of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and any and all proceeds of any insurance, indemnity, warranty and/or guaranty payable to the Debtor from time to time with respect to any of the foregoing.

1.6. “Liens” means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of law or otherwise.

1.7. “Loan Documents” shall mean, collectively, this Agreement, the Note, the Credit Agreement, and each other agreement executed in connection with the transactions contemplated hereby or thereby, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

1.8. “Obligations” means all of the indebtedness, obligations and liabilities of Debtor to Secured Party whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to this Agreement, the Note, the Credit Agreement and any and all other agreements between Debtor and Secured Party with respect to the due and prompt payment of (i) the principal (including original issue discount, if any) and interest on the Loans (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, reasonable attorneys’ fees and disbursements, reimbursement obligations, contract causes of action, expenses and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Debtor under or in respect of the Credit Agreement, the Note and/or this Agreement; and all other covenants, duties, debts, obligations and liabilities of any kind of the Debtor under or in respect of the Credit Agreement, the Note, this Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether evidenced by a note or other writing, whether allowed in any bankruptcy, insolvency, receivership or other similar proceeding, whether

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arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise.

1.9. “Person” means a natural person, partnership (whether general or limited), trust, estate, association, corporation, limited liability company, custodian, nominee or any other individual or entity (in its own or any representative capacity).

1.10. “Subordination Agreement” means that certain Subordination Agreement of even date herewith among Debtor, Secured Party, Decathlon Specialty Finance, LLC (“Decathlon”) and Hercules Capital, Inc. (“Hercules”).

2.          Grant of Security Interest. Debtor hereby grants and pledges to Secured Party, a continuing lien and security interest (the “Security Interest”) in and to the Collateral to secure the payment and performance in full of all of the Obligations. The Security Interest is and shall be subject to the terms and conditions of the Subordination Agreement.

3.          Authorization to File Financing Statements. Debtor irrevocably authorizes Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that indicate the Security Interest and any other documents in any governmental or quasi-governmental jurisdictions relating to or perfecting the Security Interest.

4.          Representations and Warranties of Debtor. Debtor represents and warrants to Secured Party that Debtor is the sole owner of the Collateral, free and clear of all Liens and encumbrances (other than the Liens of Decathlon and Hercules and the Security Interest being granted pursuant to this Agreement or otherwise to Secured Party).

5.          Events of Default. Any one or more of the following events shall constitute an “Event of Default” under this Agreement:

5.1.         Debtor does not make any payment under the Note as and when due;

5.2.         Debtor does not pay the Obligations as and when due;

5.3.        Debtor fails to comply with any of the covenants, agreements or warranties set forth in this Agreement, the Credit Agreement and/or the Note;

5.4.        Any representation contained in this Agreement, the Credit Agreement and/or the Note shall be untrue, incomplete or misleading;

5.5.         Debtor fails to comply with any provision contained in this Agreement; or

5.6.         A default or any Event of Default with respect to any other written or oral agreement between Debtor and Secured Party (or any Affiliate of Secured Party).

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6.         Remedies. Upon the occurrence of an Event of Default, and at any time thereafter during the continuance of the Event of Default, Secured Party may at its option and without notice take any one or more of the following remedial steps:

6.1.        Secured Party may declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Debtor expressly waives;

6.2.        Secured Party may take any action at law or in equity to collect the Obligations that are then due and/or that shall thereafter become due under the Note, the Credit Agreement and/or this Agreement;

6.3.        Secured Party may but need not perform or observe any act on behalf and in the name, place and stead of Debtor (or at the Secured Party’s option, in Secured Party’s name). Secured Party may but need not take any and all other actions which Secured Party may reasonably deem necessary to cure or correct the Event of Default including the payment of taxes, the satisfaction of liens, the performance of obligations owed to Account Debtor, or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments and any and all other papers that in the sole and absolute discretion of Secured Party are necessary and/or desirable to enforce Secured Party’s rights hereunder;

6.4.        Secured Party may notify any Account Debtor that Debtor’s right to payment has been assigned or transferred to Secured Party and shall be paid directly to Secured Party. Debtor shall join in giving such notice if Secured Party so requests. At any time after Debtor or Secured Party gives such notice to an Account Debtor, Secured Party may, but need not, in Secured Party’s name or in Debtor’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or securing any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) due to Debtor by any such Account Debtor or other obligor; and

6.5.        Secured Party may exercise any and all rights and remedies of a creditor under the UCC or other applicable law ,including without limitation the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to Debtor not fewer than ten (10) days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient. So long as the sale of the Collateral is made in a commercially reasonable manner, the Secured Party may sell such Collateral on such terms and to such purchaser(s) as the Secured Party in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind

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other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. At any sale of the Collateral, if permitted by applicable law, Secured Party may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, Debtor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by it of any rights hereunder. Debtor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, Secured Party or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither Secured Party nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. Secured Party shall not be obligated to clean-up or otherwise prepare the Collateral for sale.

6.6.        If any Event of Default shall have occurred and be continuing, any cash held by Secured Party as Collateral and all cash Proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by Secured Party to the payment of expenses incurred by Secured Party in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Secured Party hereunder, including reasonable attorneys’ fees, and the balance of such proceeds shall be applied or set off against all or any part of the Obligations in such order as Secured Party shall elect. Any surplus of such cash or cash Proceeds held by Secured Party and remaining after payment in full of all the Obligations shall be paid over to Debtor or to whomsoever may be lawfully entitled to receive such surplus. Debtor shall remain liable for any deficiency if such cash and the cash Proceeds of any sale or other realization of the Collateral are insufficient to pay the Obligations and the fees and other charges of any attorneys employed by Secured Party to collect such deficiency.

6.7.        If Secured Party shall determine to exercise its rights to sell all or any of the Collateral pursuant to this Section, Debtor agrees that, upon request of Secured Party, Debtor shall at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

7.         Non-Exclusivity. No remedy specified in this Agreement that is conferred or reserved to Secured Party is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every

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other remedy given under the Note, the Credit Agreement and/or this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of such right or power, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

8.         Proceeds of Dispositions. Upon the occurrence and at any time during the continuance of an Event of Default and subject to the provisions of the Subordination Agreement, Secured Party shall be authorized in its sole and absolute discretion to apply the net proceeds received from the sale or other disposition of any Collateral from Debtor or from any other source in the following order of priority:

8.1.         First, to payment of all fees, costs and expenses including without limitation reasonable attorneys’ fees and expenses incurred in connection with Secured Party’s enforcement of remedies authorized under this Agreement, the Note, and/or the Credit Facility Agreement;

8.2.         Next, the balance (if any) of such net proceeds to the payment of the Obligations in any order determined by the Secured Party; and

8.3.         Next, the balance (if any) of such net proceeds to Debtor as a court of competent jurisdiction may otherwise direct.

9.         Security Interest Absolute. Debtor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. All rights of Secured Party and liens and security interests hereunder, and all Obligations of Debtor hereunder, shall be absolute and unconditional irrespective of:

9.1.         any illegality or lack of validity or enforceability of any Obligation or any related agreement or instrument;

9.2.         any change in the time, place or manner of payment of, or in any other term of, the Obligations, or any rescission, waiver, amendment or other modification of the Credit Agreement, this Agreement or any other agreement, including any increase in the Obligations resulting from any extension of additional credit or otherwise;

9.3.         any taking, exchange, substitution, release, impairment or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Obligations;

9.4.         any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Obligations;

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9.5.         any default, failure or delay, willful or otherwise, in the performance of the Obligations;

9.6.         any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, Debtor against Secured Party; and/or

9.7.         any other circumstance including without limitation any statute of limitations or manner of administering the Loans or any existence of or reliance on any representation by Secured Party that might vary the risk of Debtor or otherwise operate as a defense available to, or a legal or equitable discharge of, Debtor or any other grantor, guarantor or surety.

10.       Books and Records; Inspection and Examination. Debtor shall maintain accurate books of record (in any format or media) and account for itself pertaining to the Collateral and pertaining to Debtor’s business and financial condition and such other matters as Secured Party may from time to time request. Debtor shall maintain true and complete entries in all of its books of record in accordance with generally-accepted accounting principles applied on a consistent basis. Upon Secured Party’s request, Debtor shall permit Secured Party: (a) to audit, review, make extracts from and/or copy any and all such books of record of Debtor any time and from time to time, at Debtor’s sole cost; (b) to send and discuss with any Account Debtor and other obligor requests for verification of amounts owed to Debtor; and (c) to discuss Debtor’s affairs with any of Debtor’s directors, officers, employees, agents, accountants and/or representatives. Debtor hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Secured Party, at Debtor’s sole expense, all financial information, books and records, work papers, management reports and other information in their possession regarding Debtor. Debtor shall permit Secured Party or its employees, accountants, attorneys and agents to examine and inspect any and all Collateral and any other property or asset of Debtor at any time and from time to time.

11.       Covenants. So long as any Obligations are outstanding, Debtor covenants and agrees that it shall comply at all times with the following requirements:

11.1.       Debtor shall maintain its corporate existence in good standing in its state of incorporation;

11.2.       Debtor shall shall pay all franchise and other fees and taxes due in connection therewith;

11.3.       Debtor shall file all required federal, state and local income tax returns and pay all taxes shown to be due thereon with the applicable government taxing authorities;

11.4.       Debtor shall not sell, offer to sell, dispose of, lease, convey, assign, transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, encumbrance or

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other restriction or limitation of any nature whatsoever on or otherwise dispose of any Collateral or any interest therein, whether in one transaction or in a series of transactions, to any Person other than as set forth in the Subordination Agreement;

11.5.       Debtor shall not, without providing at least 30 days’ prior written notice to the Secured Party, change its legal name, identity, type of organization, jurisdiction of organization, corporate structure, location of its chief executive office or its principal place of business or its organizational identification number. Debtor shall, prior to any change described in the preceding sentence, take all actions reasonably requested by the Secured Party to maintain the perfection and priority of the Secured Party’s security interest in the Collateral;

11.6.       Debtor shall, at its own cost and expense, defend title to the Collateral and the lien and security interest of the Secured Party therein against the claim of any person claiming against or through the Debtor and shall maintain and preserve such perfected security interest for so long as this Agreement shall remain in effect; and

11.7.       Debtor shall keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon. Debtor shall permit the Secured Party, or its designee, to inspect the Collateral at any reasonable time, wherever located.

12.       Power of Attorney. Secured Party and its legal representatives and agents, with full power of substitution, its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Debtor or in Secured Party’s own name, for the purpose of doing any and all acts and things which Secured Party may deem necessary or appropriate to perfect and continue perfection of the Security Interest and other rights granted in this Agreement and to protect the Collateral including but not limited to the filing of UCC-1 and other financing statements covering the Collateral in Debtor’s name as Debtor’s attorney-in-fact, wherever and whenever Secured Party deems appropriate.

13.       No Duty on Secured Party. The powers conferred on Secured Party pursuant to this Agreement are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither Secured Party not any of its agents shall be responsible to Debtor for any act or failure to act whatsoever. Secured Party shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to any claims, the nature or sufficiency of any payment or performance by any party under or pursuant to any agreement relating to the Collateral or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any Person with

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respect to any Collateral. Nothing set forth in this Agreement, nor the exercise by the Secured Party of any of the rights and remedies hereunder, shall relieve Debtor from the performance of any obligation on Debtor’s part to be performed or observed in respect of any of the Collateral.

14.        No Waiver by Secured Party. Secured Party shall not be deemed to have waived any of its rights or remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by Secured Party. No delay or omission on the part of Secured Party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of Secured Party with respect to the Obligations or the Collateral shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Secured Party deems expedient.

15.        Debtor agrees that at any time and from time to time, at Debtor’s sole expense, it shall promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

16.        General Provisions.

16.1.       Notices. All notices, requests and demands to any party hereto shall be made in writing and shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered by hand to such party or one business day after being sent by nationally recognized overnight courier service. Each such notice shall be given to a party at its address set forth in the Preamble to this Agreement. Either party may give notice to the other party about a change in its address.

16.2.       Effectiveness. This Agreement shall become effective on the date on which all parties hereto shall have signed a counterpart copy hereof and shall have delivered the same to Secured Party. All representations and warranties made herein and in the other Loan Documents shall survive the making by Secured Party of the Loans and the execution and delivery to Secured Party of the Note and shall continue in full force and effect so long as the Obligations hereunder are outstanding and unpaid. The obligations of Debtor under this Agreement shall survive the termination hereof through and including the date of full payment of the Obligations.

16.3.       Expenses. Debtor agrees to pay or reimburse Secured Party for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of and any amendment or modification to this Agreement, the Note or any other Loan Documents and the consummation of the transactions contemplated hereby and

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thereby, including without limitation reasonable attorneys fees and expenses, and to pay or reimburse Secured Party for all its costs and expenses incurred in connection with the enforcement and preservation of any rights under this Agreement, the Note, the Loan Documents, and any other documents prepared in connection herewith or therewith, including without limitation reasonable fees and expenses of Secured Party, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations.

16.4.       Amendments. This Agreement shall not be amended or changed unless made in writing and executed by both parties.

16.5.       Successors and Assigns. This Agreement shall be binding upon Debtor and its successors and assigns. This Agreement shall inure to the benefit of Secured Party, all future holders of the Note and the successors and assigns of each of the foregoing. As used in this Agreement, “Secured Party” shall mean Secured Party and its successors, assigns and Affiliates.

16.6.      No Waiver; Cumulative Remedies. Secured Party reserves the right to waive any of the conditions precedent to its obligations hereunder. Neither any failure nor any delay on the part of Secured Party in exercising any right, power or privilege hereunder or under any Note or any other Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the other Loan Documents are cumulative and not exclusive of any rights, remedies powers and privileges provided by law.

16.7.       Entire Agreement. The Loan Documents contain all of the agreements between the parties relating to the Loans, and all prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged herein and therein.

16.8.       Governing Law and Disputes. This Agreement and the performance hereunder will be governed in all respects by the laws of the State of New York, without giving effect to principles of conflicts of laws or statutes. The parties agree that the sole and exclusive jurisdiction and venue for any litigation arising from or relating to this Agreement or the subject matter hereof will be a federal or state court located in Suffolk County in the State of New York. Each party knowingly and voluntarily submits to personal jurisdiction over it in New York and to the exercise of jurisdiction over it by such court. Debtor knowingly and voluntarily waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of such federal or state courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement, the Note, the Security Agreement and/or any other document or instrument referred to herein or therein or the subject matter hereof or thereof may not be litigated in or by such federal or state courts. EACH PARTY HERETO WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING, AT LAW

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OR IN EQUITY, DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE, ANY LOAN DOCUMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

16.9.       Severability. In case any one or more of the provisions contained in this Agreement, the Note or any Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

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16.10.     Counterparts. This Agreement may be executed in two or more counterparts, and by original, facsimile or PDF (portable document format) signatures, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the Effective Date.

PINEAPPLE ENERGY, INC.

by:
Name: James R. Brennan
Title: Chief Operating Officer

CONDUIT CAPITAL U.S. HOLDINGS LLC

By: Pangaea Investments, LLC

by:
Name: Robert Zulkoski
Title: Sole Member

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ANNEX 1

Form of Note

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